CHARTER OF
                 MILLER CONTRACT DRILLING, INC.

     The undersigned natural person having capacity to contract and acting as the incorporator of the Tennessee Corporation organized under the Tennessee General Corporation Act, adopts the following Charter for such Corporation:

          ARTICLE ONE: The name of the Corporation is:

                 MILLER CONTRACT DRILLING, INC.

          ARTICLE TWO: Term of Existence. This corporation is to commence business operations on January 24, 1978, and will exist perpetually unless dissolved in the manner prescribed by law.

          ARTICLE THREE: The address of the principal office of the corporation is:

                     714 North Dixie
                     Cookeville, Tennessee 38501
                     County of Putnam

          ARTICLE FOUR: The Corporation is for profit.

          ARTICLE FIVE: The purpose or purposes for which the corporation is organized are:

              To establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools, or apparatus necessary in the boring or otherwise sinking of wells for the production of oil, gas, or water;
              to construct or acquire by lease or otherwise, and to maintain and operate pipe lines for the conveyance of oil and natural gas. oil storage tanks and reservoirs, and tank cars of all kinds, tank z-steamers, and other vessels, wharves, docks, warehouses, storage houses, loading racks, and all other convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and all other volatile, solid, or liquid mineral substances in any and all forms; to manufacture, buy, sell, lease, let, and hire machines and machinery, equipment, tools, implements, and appli-ances, and all other property, real and personal, useful or available in prospecting for and in producing, trans porting, storing, refining, or preparing for market, petroleum and natural gas and all other volatile and mineral substances and their products and by-products and of all articles and materials in any way resulting from or connected therewith; to purchase, lease, construct, or otherwise acquire, exchange, sell, let, or otherwise dispose of, own, maintain, develop, and improve any and all property, real or personal, plants, refineries, factories, warehouses, stores, and buildings of all kinds useful in connection with the business of the Corporation includinq the drilling for oil and gas wells or mining in any manner or by any method permitted by law on such real property.

              To conduct any and all activities incidental to the above purposes which may be lawfully conducted under the Tennessee General Corporation Act.

         ARTICLE SIX: The maximum number of shares-which the Corporation shall have the authority to issue is One Thousand (1,000) shares with no par value.

         ARTICLE SEVEN: The Corporation will not commence business until consideration of at least One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

         ARTICLE EIGHT: The Corporation shall
    be governed by a Board of Directors, the number of which is to be fixed in the By-Laws adopted for the Corporation. If the By-Laws allow the Board to change the number of Directors, it shall be done by a majority vote by such Board. However, no decrease in the number of Directors shall shorten the term of any incumbent Director.

         ARTICLE NINE: Amendment. This Charter may be amended in the manner provided by Section 48-302 of the Tennessee General Corporation Act.

         ARTICLE TEN: By-Laws. The Board of Directors are hereby given the power to adopt the By-Laws necessary to conduct orderly and proper functions of the Corporation as provided by law.

         I, the undersigned incorporator, apply to the State of Tennessee by virtue of the laws of such state for filing of the foregoing Charter, with the Secretary of State, this 24th day of January, 1978.

                              /S/H. Stennis Little, Jr., Incorporator

     I, GENTRY CROWELL, Secretary of State, do certify that this Charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.
    This the 24th day of January, 1978.
                       GENTRY CROWELL
                       SECRETARY OF STATE
                       FEE:$20.00